Exhibit 99.1

Digimarc Reports Second Quarter 2023 Financial Results

Subscription Revenue Increases 59% on Current Products

Subscription Gross Profit Margin Reaches 84%

Beaverton, Ore. – August 2, 2023 – Digimarc Corporation (NASDAQ: DMRC) reported financial results for the second quarter ended June 30, 2023.

"Q2 was a strong quarter on many fronts, a testament to our focus on being easy to begin doing business with and excellent at guiding customers along their product digitization journey," said Digimarc CEO Riley McCormack. "A combination of our adding new customers as well as expanding our relationships with existing customers drove a 59% year-over-year increase in subscription revenue from current products, and that, along with our continuing platform unification work, drove a 1,100 basis point year-over-year increase in subscription gross profit margin to 84%. The results of our transformation are beginning to become obvious, and we are excited and energized by what's ahead."

Second Quarter 2023 Financial Results

Subscription revenue for the second quarter of 2023 increased 44% to $4.7 million compared to $3.2 million in the second quarter of 2022, primarily reflecting higher subscription revenue from new commercial contracts, partially offset by $0.3 million of lower subscription revenue as a result of sunsetting our Piracy Intelligence product last year.

Service revenue for the second quarter of 2023 decreased 10% to $4.1 million compared to $4.5 million in the second quarter of 2022, primarily reflecting $0.7 million of lower service revenue from HolyGrail recycling projects, partially offset by $0.3 million of higher service revenue from the Central Banks.

Total revenue for the second quarter of 2023 increased 13% to $8.7 million compared to $7.7 million in the second quarter of 2022.

Gross profit margin for the second quarter of 2023 increased to 56% compared to 52% in the second quarter of 2022. Excluding amortization expense on acquired intangible assets, subscription gross profit margin improved to 84% from 73% while service gross profit margin decreased to 51% from 61% in the second quarter of 2023 compared to the second quarter of 2022.

Non-GAAP gross profit margin for the second quarter of 2023 increased to 74% compared to 71% in the second quarter of 2022.

Operating expenses for the second quarter of 2023 decreased $2.8 million, or 15%, to $16.1 million compared to $18.9 million in the second quarter of 2022, primarily reflecting $2.3 million of lower compensation costs due to lower headcount, partially offset by annual compensation adjustments, and $0.5 million of lower contractor and consulting expenses.

Non-GAAP operating expenses for the second quarter of 2023 decreased $2.1 million, or 14%, to $12.9 million compared to $15.0 million in the second quarter of 2022.

Net loss for the second quarter of 2023 was $10.6 million or $(0.53) per share compared to $14.6 million or $(0.75) per share in the second quarter of 2022.

Non-GAAP net loss for the second quarter of 2023 was $5.8 million or $(0.29) per share compared to $9.2 million or $(0.47) per share in the second quarter of 2022.

At June 30, 2023, cash, cash equivalents and marketable securities totaled $34.5 million compared to $52.5 million at December 31, 2022.

Conference Call

Digimarc will hold a conference call today (Wednesday, August 2, 2023) to discuss these financial results and to provide a business update. CEO Riley McCormack, CFO Charles Beck and CLO Joel Meyer will host the call starting at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). A question and answer session will follow management’s prepared remarks.

The conference call will be broadcast live and available for replay here and in the investor section of the company's website. The conference call script will also be posted to the company's website shortly before the call.

For those who wish to call in via telephone to ask a question, please dial the number below at least five minutes before the scheduled start time:

Toll-Free Number: 877-407-0832
International Number: 201-689-8433
Conference ID: 13737194

Company Contact:

Charles Beck

Chief Financial Officer
Charles.Beck@digimarc.com

+1 503-469-4721

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About Digimarc

Digimarc Corporation (NASDAQ: DMRC) is a global leader in product digitization. A pioneer in digital watermarks, Digimarc connects every physical and digital item to a digital twin that captures product data, records events and interactions, and enables powerful new automations. Trusted to deter counterfeiting of global currency for more than 20 years, Digimarc is also recognized for ensuring product authenticity, improving plastics recycling, and more, with a commitment to promoting a prosperous, safer, and more sustainable world. See more at Digimarc.com.

Forward-Looking Statements

Except for historical information contained in this release, the matters described in this release contain various “forward-looking statements.” These forward-looking statements include statements identified by terminology such as “will,” “should,” “expects,” “estimates,” “predicts” and “continue” or other derivations of these or other comparable terms. These forward-looking statements are statements of management's opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements in this release as a result of changes in economic, business and regulatory factors. More detailed information about risk factors that may affect actual results are outlined in the company's Form 10-K for the year ended December 31, 2022, and in subsequent periodic reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this release. Except as required by law, Digimarc undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Non-GAAP Financial Measures

This release contains the following non-GAAP financial measures: Non-GAAP gross profit, Non-GAAP gross profit margin, Non-GAAP operating expenses, Non-GAAP net loss, and Non-GAAP loss per share (diluted). See below for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. These non-GAAP financial measures are an important measure of our operating performance because they allow management, investors and analysts to evaluate and assess our core operating results from period-to-period after removing non-cash and non-recurring activities that affect comparability.  Our management uses these non-GAAP financial measures in evaluating its financial and operational decision making and as a means to evaluate period-to-period comparisons.

Digimarc believes that providing these non-GAAP financial measures, together with the reconciliation to GAAP, helps management and investors make comparisons between us and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measures and the corresponding GAAP measures provided by each company under applicable SEC rules. These non-GAAP financial measures are not measurements of financial performance or liquidity under GAAP. In order to facilitate a clear understanding of its consolidated historical operating results, investors should examine Digimarc’s non-GAAP financial measures in conjunction with its historical GAAP financial information, and investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.  Non-GAAP financial measures should be viewed as supplemental to, and should not be considered as alternatives to, GAAP financial measures. Non-GAAP financial measures may not be indicative of the historical operating results of the Company nor are they intended to be predictive of potential future results.

Digimarc Corporation

Consolidated Income Statement Information

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue:
Subscription	$4,678	$3,244	$8,563	$7,035
Service	4,052	4,503	8,010	8,123
Total revenue	8,730	7,747	16,573	15,158
Cost of revenue:
Subscription (1)	771	886	1,566	1,928
Service (1)	1,968	1,744	3,683	3,575
Amortization expense on acquired intangible assets	1,122	1,120	2,211	2,314
Total cost of revenue	3,861	3,750	7,460	7,817
Gross profit:
Subscription (1)	3,907	2,358	6,997	5,107
Service (1)	2,084	2,759	4,327	4,548
Amortization expense on acquired intangible assets	(1,122)	(1,120)	(2,211)	(2,314)
Total gross profit	4,869	3,997	9,113	7,341
Gross profit margin:
Subscription (1)	84%	73%	82%	73%
Service (1)	51%	61%	54%	56%
Total gross profit margin	56%	52%	55%	48%

Operating expenses:
Sales and marketing	5,106	8,073	11,404	16,018
Research, development and engineering	6,161	6,065	13,987	12,156
General and administrative	4,352	4,487	8,979	10,895
Amortization expense on acquired intangible assets	268	321	528	663
Impairment of lease right of use assets and leasehold improvements	250	-	250	574
Total operating expenses	16,137	18,946	35,148	40,306

Operating loss	(11,268)	(14,949)	(26,035)	(32,965)
Other income, net	647	93	1,392	89
Loss before income taxes	(10,621)	(14,856)	(24,643)	(32,876)
(Provision) benefit for income taxes	(2)	217	(20)	456
Net loss	$(10,623)	$(14,639)	$(24,663)	$(32,420)

Loss per share:
Loss per share — basic	$(0.53)	$(0.75)	$(1.23)	$(1.76)
Loss per share — diluted	$(0.53)	$(0.75)	$(1.23)	$(1.76)
Weighted average shares outstanding — basic	20,162	19,539	20,128	18,448
Weighted average shares outstanding — diluted	20,162	19,539	20,128	18,448

(1) Cost of revenue, Gross profit and Gross profit margin for Subscription and Service excludes amortization expense on acquired intangible assets.

Digimarc Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
GAAP gross profit	$4,869	$3,997	$9,113	$7,341
Amortization of acquired intangible assets	1,122	1,120	2,211	2,314
Amortization and write-off of other intangible assets	146	144	290	285
Stock-based compensation	318	265	556	466
Non-GAAP gross profit	$6,455	$5,526	$12,170	$10,406
Non-GAAP gross profit margin	74%	71%	73%	69%

GAAP operating expenses	$16,137	$18,946	$35,148	$40,306
Depreciation and write-off of property and equipment	(260)	(330)	(688)	(720)
Amortization of acquired intangible assets	(268)	(321)	(528)	(663)
Amortization and write-off of other intangible assets	(9)	(29)	(48)	(59)
Amortization of lease right of use assets under operating leases	(166)	(249)	(332)	(520)
Stock-based compensation	(2,260)	(3,009)	(4,898)	(5,276)
Impairment of lease right of use assets and leasehold improvements	(250)	—	(250)	(574)
Acquisition-related expenses	—	(3)	—	(447)
Non-GAAP operating expenses	$12,924	$15,005	$28,404	$32,047

GAAP net loss	$(10,623)	$(14,639)	$(24,663)	$(32,420)
Total adjustments to gross profit	1,586	1,529	3,057	3,065
Total adjustments to operating expenses	3,213	3,941	6,744	8,259
Non-GAAP net loss	$(5,824)	$(9,169)	$(14,862)	$(21,096)

GAAP loss per share (diluted)	$(0.53)	$(0.75)	$(1.23)	$(1.76)
Non-GAAP net loss	$(5,824)	$(9,169)	$(14,862)	$(21,096)
Non-GAAP loss per share (diluted)	$(0.29)	$(0.47)	$(0.74)	$(1.14)

Digimarc Corporation

Consolidated Balance Sheet Information

(in thousands)

(Unaudited)

	June 30,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents (1)	$26,825	$33,598
Marketable securities (1)	7,717	18,944
Trade accounts receivable, net	11,981	5,427
Other current assets	4,445	6,172
Total current assets	50,968	64,141
Property and equipment, net	1,775	2,390
Intangibles, net	31,421	33,170
Goodwill	8,568	8,229
Lease right of use assets	4,202	4,720
Other assets	1,388	1,127
Total assets	$98,322	$113,777

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$5,162	$5,989
Deferred revenue	8,101	4,145
Total current liabilities	13,263	10,134
Long-term lease liabilities	6,066	5,977
Other long-term liabilities	355	76
Total liabilities	19,684	16,187

Shareholders’ equity:
Preferred stock	50	50
Common stock	20	20
Additional paid-in capital	371,893	367,692
Accumulated deficit	(290,472)	(265,809)
Accumulated other comprehensive loss	(2,853)	(4,363)
Total shareholders’ equity	78,638	97,590

Total liabilities and shareholders’ equity	$98,322	$113,777

(1) Aggregate cash, cash equivalents, and marketable securities was $34,542 and $52,542 at June 30, 2023 and December 31, 2022, respectively.

Digimarc Corporation

Consolidated Cash Flow Information

(in thousands)

(Unaudited)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(24,663)	$(32,420)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and write-off of property and equipment	688	720
Amortization of acquired intangible assets	2,739	2,977
Amortization and write-off of other intangible assets	338	344
Amortization of lease right of use assets under operating leases	332	520
Stock-based compensation	5,454	5,742
Impairment of lease right of use assets and leasehold improvements	250	574
Changes in operating assets and liabilities:
Trade accounts receivable	(6,492)	1,776
Other current assets	1,827	(600)
Other assets	(268)	(568)
Accounts payable and other accrued liabilities	(839)	(2,881)
Deferred revenue	4,106	(1,043)
Lease liability and other long-term liabilities	38	(808)
Net cash used in operating activities	(16,490)	(25,667)

Cash flows from investing activities:
Net cash paid for acquisition	—	(3,512)
Purchase of property and equipment	(121)	(716)
Capitalized patent costs	(198)	(271)
Proceeds from maturities of marketable securities	19,984	11,148
Purchases of marketable securities	(8,664)	(4,908)
Net cash provided by investing activities	11,001	1,741

Cash flows from financing activities:
Issuance of common stock, net of issuance costs	—	58,220
Purchase of common stock	(1,280)	(974)
Repayment of loans	(16)	(17)
Net cash (used in) provided by financing activities	(1,296)	57,229
Effect of exchange rate on cash	12	(41)
Net (decrease) increase in cash and cash equivalents (2)	$(6,773)	$33,262

Cash, cash equivalents and marketable securities at beginning of period	52,542	41,618
Cash, cash equivalents and marketable securities at end of period	34,542	68,390
(2) Net (decrease) increase in cash, cash equivalents and marketable securities	$(18,000)	$26,772

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